Exhibit 10.46

UL INTERNATIONAL – SINGAPORE PRIVATE LIMITED
CONSULTANCY AGREEMENT WITH MR. SAJEEV JESUDAS
18 FEBRUARY 2022
STRICTLY PRIVATE AND CONFIDENTIAL

CONSULTANCY AGREEMENT DATED: 18 February 2022
BETWEEN:
UL International – Singapore Private Limited, having its registered office at 2 Shenton Way, #18-01 SGX Centre 1, Singapore 068804 and registered company number 199705193M (“UL Singapore”);
AND:
Mr. Sajeev Jesudas, an individual whose address is 39 Watten Terrace, Singapore 287259 (“Consultant”).
RECITALS
A.    UL Singapore has requested the Consultant provide Services to UL Singapore and UL Group Companies (as applicable) subject to the terms and conditions of this Agreement. UL Singapore enters into this Agreement for and on behalf of itself, the UL Group and relevant UL Group Companies (as applicable).
B.    The Consultant has agreed to provide the Services to UL Singapore, the UL Group and relevant UL Group Companies (as applicable), on the terms and conditions of this Agreement.
IT IS AGREED
1.    DEFINITIONS AND INTERPRETATION
1.1    Defined terms
The following words, unless the context otherwise requires, have the following meanings:
“Associated Company” means:
(a)    a company which is not a Subsidiary of UL Singapore, but whose issued equity share capital is owned as to at least 20 per cent by UL Singapore or one of its Subsidiaries;
(b)    a Subsidiary of a company within (a) above; and
(c)    any entity that controls, is controlled by or is under common control with UL Singapore. For purposes of this Agreement, “control” means the possession, directly or indirectly, of at least 50% of the share capital or voting rights or of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.
“Business Day” means any day which is not a Saturday, Sunday or public holiday in Singapore, but includes any Saturdays, Sundays or public holidays on which the Services are provided;
“Commencement Date” means the commencement date set out in the Schedule;
“Confidential Information” means any trade secret or information of a confidential or secret nature, whether in hard copy or electronic format or any copy or notes made from any item embodying such information:
(a)    concerning the business, finances or affairs of the UL Group, UL Singapore or any other UL Group Company; and
(b)    concerning the business, finances or affairs of any person having dealings with the UL Group, UL Singapore or any other UL Group Company and which is obtained directly or indirectly in circumstances in which UL Singapore or the relevant UL Group Company is subject to a duty of confidentiality in relation to that information, which is generated or comes to the knowledge of the Consultant during the course of or in connection with the provision of the Services;
“Developed Material” means all materials; Inventions; computer programs; subroutines; source and object codes; hardware; models; designs; drawings; plans; reports; proposals; Documents; equipment; information; and data stored by any means; created or developed by the Company and its employees, agents, contractors or any other person involved in the performance of the Services, (either alone or with any other person) arising out of or in connection with the Services;
“Documents” includes software (including source code and object code versions), firmware, works of authorship, manuals, diagrams, graphs, charts, projections, specifications, estimates, records, documents, accounts, plans, supplier lists, price lists, customer lists, market research information, correspondence, letters, papers and materials of every description including all copies of and extracts of same;
“Fee” means the fee set out in the Schedule;
“Intellectual Property Rights” means all intellectual property rights of any nature whatsoever recognized by any law throughout the world, including:
(c)    patents, copyright, circuit layout rights, registered designs, trademarks, business names, moral rights and any right to have trade secrets or confidential information kept confidential; and
(d)    any application or right to apply for registration of any of the rights referred to in paragraph (c) above;
“Inventions” includes inventions, designs, formulas, works of authorship, trade secrets, technology, circuit layouts, algorithms, computer programs, ideas, processes, techniques, concepts, methodologies, know-how and data, and any improvements to any of these items, in all cases whether or nor patentable.
“Proprietary Material” means any products, materials, tools, processes and methodologies other than the Developed Material and which is: (a) used by the Consultant, to develop the Developed Material; or (b) incorporated into or supplied as part of the Developed Material or the Services, whether owned by the Consultant or a third party;
“Services” means the services set out in the Schedule;
“Subsidiary” means a subsidiary within the meaning of the Companies Act (Cap. 50) whether incorporated in Singapore or elsewhere;
“Term” means the term set out in the Schedule; and
“UL Group” means UL Singapore, its Subsidiaries, UL Inc. (a Delaware corporation), its Subsidiaries, and the Associated Companies from time to time and “Group Company” means any one of them.
1.2    Interpretation
In this Agreement, no provision of this Agreement will be construed adversely against a party because that party was responsible for drafting that particular provision and, unless the contrary intention appears:
(a)    words denoting the singular include the plural and vice versa;

(b)    a reference to any instrument (such as a deed, agreement or document) is to that instrument (or, if required by the context, to a part of it) as amended, novated, substituted or supplemented at any time and from time to time;
(c)    a reference to includes or including must be construed without limitation;
(d)    a reference to a person includes a reference to an individual, body corporate, trust, partnership, unincorporated body and any other entity;
(e)    headings are for ease of reference only and do not affect the meaning of this document; and
(f)    a reference to ‘S$’ is a reference to the legal currency in Singapore.
2.    TERM
This Agreement commences on the Commencement Date and operates for the duration of the Term, unless terminated prior to the expiry of the Term. The parties will have the opportunity to review and consider whether or not to continue the provision of the Services beyond the Term.
3.    PROVISION OF SERVICES
3.1    Manner of providing the Services
In providing the Services the Consultant will:
(a)    act with a view to promoting, advancing and improving the business conducted by UL Singapore and each UL Group Company (as applicable);
(b)    make regular reports at any intervals or on any occasions as UL Singapore stipulates, and on any matters as UL Singapore or a UL Group Company (as applicable) reasonably requires within the scope of the Services;
(c)    provide the Services with reasonable care, skill and diligence, to the best of his knowledge and expertise and in a safe and competent manner;
(d)    comply with all applicable laws in all jurisdictions in which the Services are provided;
(e)    comply with any policies, working practices, requirements, rules or procedures applicable to contractors at any location where the Services are being provided;
(f)    comply with the most current version or edition of all codes and standards that are relevant and applicable to the Services;
(g)    use his best endeavours to promote and protect the interests of the UL Group;
(h)    within the scope of the Services, comply with all reasonable and lawful instructions given by UL Singapore or a UL Group Company (as applicable) in order to achieve the outcomes desired by them, although the Consultant will determine the method of achieving those outcomes in a manner that is not inconsistent with the interests of the UL Group;
(i)    devote sufficient time, attention and resources during or outside usual UL Singapore working hours to provide the Services;
(j)    comply with all best industry practices, law and regulation in Singapore and in the relevant jurisdiction in which a UL Group Company operates (if applicable); and,

(k)    acknowledge and accept full responsibility for any discrepancies, errors or omissions in the Services and promptly and at his own cost rectify, to the satisfaction of UL Singapore, any discrepancy, error or omission discovered in the Services at any time by amending, replacing or supplementing the defective Services;
3.2    Time Commitment
The number of Business Days that Services must be provided each month will be agreed monthly in advance (or at any other intervals agreed between UL Singapore and the Consultant) taking into account the following:
(a)    every reasonable effort must be made by the Consultant to meet deadlines on tasks set by UL Singapore or a UL Group Company and to make himself available on specific dates where the Services are required; and
(b)    UL Singapore will provide reasonable notice to the Consultant of its requirements.
3.3    Who May Perform the Services
The Services shall be performed by the Consultant.
3.4    Limits of Consultant’s Authority
The Consultant must not bind any UL Group Company in contract or otherwise or create any indebtedness without express written permission of the Chief Legal Officer of UL Inc. (or designee) or hold himself out as employed by or connected with any member of the UL Group other than in the agreed capacity.
3.5    Supply of Services to Others
To minimize the potential risk of conflicts associated with Consultant’s prior relationship and ongoing obligations to UL Singapore and UL Group Companies, through the Term of this Agreement Consultant agrees that prior to providing services to any other person or entity, he will provide the UL Inc. Chief Legal Officer with the name of the person or entity to whom he is contemplating providing services, along with a sufficient description of such potential services to allow the Chief Legal Officer to reasonably determine whether such contemplated services would create a conflict or fall within the scope of activities prohibited by Consultant’s ongoing obligations. UL Singapore agrees it shall exercise good faith in considering Consultant’s requests and that its decision in that regard shall be reasonable and based on rational business concerns.
4.    OBLIGATIONS OF UL SINGAPORE
UL Singapore must:
(a)    afford the Consultant such access to information, records and other materials of UL Singapore or a UL Group Company (if applicable) as the Consultant may reasonably require to provide the Services (although nothing in this Agreement will have the effect of granting to the Consultant any proprietary interest or right in such information, records and materials); and
(b)    provide such equipment as reasonably necessary for the Consultant to perform the Services.

5.    PAYMENTS
5.1    Fee
The Fee will be paid in equal monthly installments, in arrears, during the Term in accordance with UL Singapore’s practices for the payment of consultants.
5.2    Expenses
Reasonable travel and other incidental expenses properly incurred by the Consultant in providing the Services and agreed by UL Singapore in advance will be reimbursed by UL Singapore. Such expenses must be claimed and itemised by the Consultant with receipts, on the invoice for the Payment Period during which the expenses were incurred by the Consultant, and otherwise in compliance with applicable expense reimbursement requirements.
5.3    Taxes
The Consultant will:
(a)    pay all taxes, interest, penalties, fines, duties, assessments and deductions of whatever nature and in any jurisdiction, in connection with payments under this Agreement;
(b)    pay all taxes, interest, penalties, fines, duties, assessments and deductions of whatever nature and in any jurisdiction, in connection with the engagement of any employees, agents and contractors; and
(c)    indemnify UL Singapore and each UL Group Consultant for any and all of the items (a) to (b) of whatever nature and in any jurisdiction, arising out of payments under this Agreement and / or the Consultant’s provision of the Services.
5.4    Invoices
(a)    Any invoice issued by the Consultant in respect of a payment to be made to the Consultant under this Agreement must:
(i)    be in a form approved by UL Singapore; and
(ii)    include or attach all relevant receipts regarding any expenses incurred by the Consultant and claimed and itemised on the invoice.
(b)    Notwithstanding any terms or conditions on the Consultant’s invoices, whether pre-printed or otherwise, the terms and conditions in this Agreement shall prevail over such invoices unless the terms and conditions herein contained are subsequently varied or supplemented by agreement in writing by both parties.
5.5    Deductions and Non-Payment
(a)    UL Singapore will deduct from any payment due to the Consultant under this Agreement any amounts it is required by law to deduct. In the event of any such deductions, UL Singapore shall provide the Consultant with such evidence of deduction as the Consultant may reasonably require.
(b)    The Consultant will not be paid:
(i)    if for any reason the Consultant is required to but does not provide the Services;
(ii)    in respect of any invoice where a dispute arises or has arisen between UL Singapore and Consultant involving any question relating to the Services invoiced or any matter included in the said invoice submitted to UL Singapore, unless and until the dispute is resolved; and
(iii)    for the avoidance of doubt, unless it complies with the requirements of this clause 5.
6.    WARRANTIES AND INDEMNITIES
6.1    Warranties by Consultant
The Consultant represents and warrants that he:
(a)    is suitably qualified and experienced to provide the Services;
(b)    is not subject to any non-competition or confidentiality obligation which will affect his performance of this Agreement and he has not executed any agreement with any other party that would preclude him from fully complying with the obligations required on his part to be performed under the terms of this Agreement;
(c)    will not, in performing the Services, be in breach of any obligation owed to any person or infringe upon any right enjoyed by any person; and
(d)    hold all licenses and qualifications necessary to lawfully provide the Services.
6.2    Indemnity Regarding Employment
If Consultant or any other individual involved in the performance of the Services, claims or is held to be an employee of UL Singapore or of any other UL Group Company, the Consultant is responsible for and must indemnify UL Singapore and the relevant UL Group Company against any and all claims, liabilities, losses, damages, expenses or costs that UL Singapore or any UL Group Company incurs as a result of the individual claiming or being held or deemed to be an employee of UL Singapore or the relevant UL Group Company, including in relation to any employee right, entitlement or benefit, and income tax, social security contributions and any other form of taxation or social security cost, and any interest, penalties or fines imposed on UL Singapore or any Group Company.
6.3    Indemnity Against Breaches
The Consultant is responsible for and must indemnify UL Singapore and any other UL Group Company against any and all liabilities, losses, damages, expenses or costs that UL Singapore or any other UL Group Company incurs in connection with any act or omission by the Consultant and any agents thereof in breach of: (i) this Agreement; or (ii) any other legal duty or obligation that such person has to UL Singapore or any other UL Group Company.
6.4    Indemnity Regarding Negligence
The Consultant must indemnify UL Singapore and each other UL Group Company against any action, suit, claim, liability, loss, demand, damage, cost or expense arising out of:
(a)    any damage, injury or loss alleged to be caused by or resulting from any alleged negligent act or omission of the Consultant; and
(b)    is all damage, injury or loss sustained by Consultant unless the injury, loss or damage was caused by any negligent act or omission of UL Singapore or any other UL Group Company
UL Singapore shall indemnify the Consultant against any action, suit, claim, liability, loss, demand, damage, cost or expense arising out of any damage, injury, or loss sustained by the

Consultant or any agent or contractor of the Consultant or any person involved in the performance of the Services, incurred while performing the Services and which was caused by any negligent act or omission of UL Singapore or any other UL Group Company.
7.    CONFIDENTIALITY AND OTHER OBLIGATIONS
7.1    Duty of Confidentiality
During and after the termination of this Agreement, the Consultant must not:
(a)    subject to clause 8, make use of, disclose, copy or otherwise deal with any Confidential Information, except where such use or disclosure occurs in the proper performance of the Services or with the prior written consent of UL Singapore; or
(b)    remove from any UL Group Company premises or systems any Developed Material or Confidential Information, including Confidential Information in machine readable form, except to the extent necessary to provide the Services.
7.2    Acknowledgement of Value of Confidential Information
The Consultant acknowledges that:
(a)    Confidential Information has been or will be acquired or developed by UL Singapore or the relevant UL Group Company at UL Group’s initiative and expense; and
(b)    UL Singapore and the other UL Group Companies have expended and will expend effort and money in establishing and maintaining their respective customer bases, employee skills and the Confidential Information.
7.3    Source Code
Without limiting the generality of the foregoing, the Consultant covenants not to copy any source code in connection with the performance of the Services, except under the direction of authorised UL Singapore staff or for the purposes of providing legitimate back-ups.
7.4    Co-operation
The Consultant must, at his own expense:
(a)    establish and maintain effective security measures of the highest quality to safeguard the Confidential Information from unauthorized access or use;
(b)    immediately take all steps to prevent or stop, and comply with any direction issued by UL Singapore from time to time regarding, a suspected or actual breach of confidentiality;
(c)    immediately notify UL Singapore of any suspected or actual unauthorized use, copying or disclosure of the Confidential Information; and
(d)    provide assistance reasonably requested by UL Singapore in relation to any proceedings that UL Singapore or any other UL Group Company may take against any person for unauthorized use, copying or disclosure of the Confidential Information.
7.5    Separate and Severable
Each of the provisions in this clause 7 will be enforceable independently of all other provisions in this clause 7 and the validity of any such provision will not be affected if any other provision is declared void. If any provision in this clause 7 is void but would be valid if some part of the provision were deleted or modified, the provision in question will apply with such minimal modifications as may be necessary to make it valid.
8.    REQUIREMENT OF LAWS AND REGULATIONS
8.1    Requirements
Nothing in this Agreement prevents the Consultant from complying with any legal or regulatory requirement, or any order of any court or regulatory commission, department or agency, to disclose the Confidential Information.
8.2    Receipt of Direction
If the Consultant receives any notice or direction of any kind from any person or authority other than UL Singapore to disclose or otherwise do anything in relation to the Confidential Information which conflicts, may conflict or would but for clause 8.1 conflict with the Consultant’s obligations or provisions under this Agreement, the Consultant must, if and to the extent permitted by law or regulation:
(a)    notify UL Singapore or the relevant UL Group Company of the notice or direction and its contents;
(b)    consult and comply with any directions of UL Singapore or the relevant UL Group Company concerning the notice or direction;
(c)    notify the person or authority that the information is Confidential Information of the UL Group; and
(d)    not act in response to the notice or direction without first receiving directions from UL Singapore or the relevant UL Group Company.
8.3    Information otherwise available
The obligation in clause 7.1(a)(i) does not apply to information the Consultant can establish:
(a)    is or was disclosed to the Consultant, without any obligation of confidence, after the date of this Agreement, by a third party who has not derived it directly or indirectly from UL Singapore or a UL Group Company;
(b)    is or was generally known to the public other than as a result of a breach of the obligations in this Agreement by the Consultant, or as a result of disclosure by any person to whom the Consultant discloses the information;
(c)    is or was already in the Consultant’s possession and at his disposal without any obligation of confidentiality before the disclosure of the Confidential Information to the Consultant; provided that, for purposes of this clause 8.3(c), the Consultant acknowledges that any Confidential Information acquired by Consultant during his employment with the UL Group shall be subject to the duty of confidentiality set forth in clause 7.1 or
(d)    the Consultant created independently of UL Singapore’s or a UL Group Company’s Confidential Information (if the Consultant has evidence in writing that the information falls within this exception).

9.    INTELLECTUAL PROPERTY
9.1    Disclosure of Inventions and Developed Materials
The Consultant will:
(a)    promptly disclose in writing to UL Singapore particulars of all Inventions comprising Developed Materials made or conceived or reduced to practice or developed by the Consultant, Consultants and any employees, agents, contractors or any other person involved in the performance of the Services, either alone or jointly with others; and
(b)    from time to time, upon request by UL Singapore, also provide reasonable particulars of all other Developed Materials.
9.2    Entire Interest
All interest of the Consultant in any Intellectual Property Rights in any Developed Material will, as between the Consultant and UL Singapore or the relevant UL Group Company, become the property of UL Singapore or the UL Group Company as absolute legal and beneficial owner without any additional payment to the Consultant for it, and the Consultant hereby agrees to assign and does assign all such interest to UL Singapore or the relevant UL Group Company.
9.3    Assistance to Protect Rights
The Consultant must, at the request and expense of UL Singapore and without delay, prepare, execute and deliver such instruments and do such other acts and things as may, in the opinion of UL Singapore, be necessary or desirable to perfect the assignment set forth in clause 9.2, to enable UL Singapore or the relevant UL Group Company or its/ their nominee to obtain protection of any Intellectual Property Rights in the Developed Materials in such parts of the world as may be specified by UL Singapore, a UL Group Company or its / their nominee and to enable them to exploit any Intellectual Property Rights in the Developed Materials.
9.4    License
To the extent necessary to receive the benefit of the Services, the Consultant grants UL Singapore and each other UL Group Company an irrevocable, perpetual, fully paid-up, non-exclusive license under the Intellectual Property Rights in the Proprietary Materials.
9.5    Moral Rights
The Consultant hereby waives all of his moral rights (as defined in the Berne Convention 1971), in relation to any Developed Materials. Further, the Consultant unconditionally consents to all acts or omissions of UL Singapore or any other UL Group Company, and any act or omission of a third party done with UL Singapore’s authority, which would otherwise infringe their moral rights in relation to any Developed Materials.
9.6    Surrender of Rights
The Consultant must surrender to UL Singapore at any time on demand all tangible items of Intellectual Property relating to the business or any product or service of a UL Group Company in his possession or under his control. No unauthorised copy or other record of such Intellectual Property will be made or retained by the Consultant.
9.7    No infringement
The Consultant represents and warrants to UL Singapore that the performance or implementation of the Services and the use of the Developed Materials by UL Singapore or any UL Group Company does not and will not infringe the Intellectual Property Rights of any other person.

9.8    Applicability to Consultant and other persons
The Consultant will procure that Consultant and any other person involved in the performance of the Services, are bound by clauses 7, 8 and 9 as though such obligations applied to each of them separately. The Consultant will be responsible for entering into such agreements as may be necessary to ensure that it procures compliance with the terms and conditions of this Agreement from those persons engaged by it in the provision of Services.
Consultant is subject to specific obligations under a Deed of Release dated 26 January 2022 (“Deed”), and UL Singapore may terminate this Agreement following notification to the Consultant that Consultant is in breach of that Deed.
10.    TERMINATION
10.1    Termination with Notice
(a)    This Agreement will automatically terminate on the expiry of the Term without further notice or payment in lieu of notice being required from either Party, unless it has been extended by mutual agreement.
(b)    The Consultant may terminate this Agreement for any reason at any time prior to the expiry of the Term by giving UL Singapore one month’s advance notice in writing. No fees shall be due to the Consultant for periods after the effective date of termination of this Agreement.
10.2    Termination by Consultant
If the Consultant terminates this Agreement without providing the requisite one months’ notice set out in clause 10.1(b), he will forfeit from any outstanding Fees owed by UL Singapore, an amount equal to the Fee for the last month for which the Services were properly provided.
10.3    Termination Without Notice
UL Singapore may, at its sole discretion, terminate this Agreement in writing at any time to be effective immediately and without advance notice if at any time:
(a)    the Consultant breaches clause 7, 8, or 9 of this Agreement or commits a material breach of this Agreement;
(b)    otherwise, the Consultant breaches any of the terms and conditions of this Agreement and that breach is not remedied within seven days of written notice of the breach;
(c)    the Consultant is or becomes arrested for or charged with any criminal offence which in the reasonable opinion of UL Singapore brings or may bring the Consultant, UL Singapore or the UL Group into disrepute, or where Consultant breaches the Deed;
(d)    the Consultant is unable to properly or lawfully provide the Services from Singapore;
(e)    the Consultant fails or neglects to efficiently and diligently provide the Services; or
(f)    the Consultant commits any conduct which affects or is likely to affect prejudicially the interests of UL Singapore or the UL Group, including but not limited to the commencement of adverse litigation against UL Singapore or the UL Group.
10.4    Accrued Rights
Termination of this Agreement will not prejudice any rights or remedies already accrued to either party under, or in respect of any breach of, this Agreement.

10.5    Consultant Not to Represent the UL Group
Without the express written consent of UL Singapore or a relevant UL Group Company, neither the Consultant nor anyone acting on his behalf will publicly represent themselves as being in any way connected with the business of UL Singapore or the UL Group at any time during, or after the termination of, this Agreement.
11.    RETURN OF MATERIALS
11.1    When Materials Must be Returned
The Consultant must return or cause the return to UL Singapore of all Documents and other materials within its power, possession or control relating to or concerning Confidential Information, as well as all materials supplied to the Consultant by UL Singapore or any other UL Group Company in connection with the performance of the Services and any other property of UL Singapore or any other UL Group Company, including all copies of those Documents and materials then in existence:
(a)    immediately on demand by UL Singapore;
(b)    as soon as such Documents or other materials are no longer required by the Consultant for the performance of the Services; or
(c)    on termination of this Agreement.
11.2    Return of Notes by Consultant
All notes and memoranda of information concerning any Confidential Information made or received by the Consultant are the property of UL Singapore or the UL Group, and will be surrendered to UL Singapore at the same time as the Documents and other materials referred to in clause 11.1 are due to be returned to UL Singapore.
12.    STATUS OF PARTIES
The relationship between UL Singapore and the Consultant is that of principal and contractor. Nothing in this Agreement will be taken as constituting any relationship of employment, partnership, agency or joint venture between UL Singapore or any other UL Group Company, and the Consultant or any other person engaged by the Consultant and involved in the performance of the Services.
13.    FURTHER ACTS
Each Party will promptly perform all further acts, and execute and deliver all further instruments required by law or reasonably requested by the other Party to establish, maintain and protect the rights and remedies of the parties and to carry out and effect the intent and purpose of this Agreement.
14.    NOTICES
14.1    Manner of Giving Notice
Any notice, approval, consent or other communication under this Agreement will be in writing, and delivered personally or given by prepaid registered post, facsimile or email to another Party at the address of that other Party as indicated in this Agreement, or to another address as that Party may from time to time notify to the other for the purposes of this clause.

14.2    Proving Valid Notice
Any communication to which clause 14.1 relates is taken to be received:
(a)    in the case of a letter, on the third day after posting;
(b)    in the case of facsimile, on the day immediately following dispatch, provided that the sender’s facsimile machine produced a simultaneous satisfactory transmission report; and
(c)    in the case of email on the day immediately following the date of sending, provided that the sender’s email system indicates that the email message has been transferred from the system and that the sender is not otherwise notified that the message has not been delivered.
15.    ASSIGNMENT
15.1    By UL Singapore
UL Singapore may assign this Agreement to any UL Group Company.
15.2    By the Consultant
The Consultant may not assign this Agreement without the prior written consent of UL Singapore.
16.    NO WAIVER
Failure or omission by UL Singapore at any time to enforce or require strict or timely compliance with any provision of this Agreement will not affect or impair that provision, or the right of UL Singapore or a UL Group Company to avail itself of the remedies it may have in respect of any breach of a provision.
17.    SEVERABILITY
Any provision of this Agreement which is or becomes illegal, void or unenforceable will be ineffective to the extent only of such illegality, voidness or unenforceability and will not invalidate the remaining provisions.
18.    VARIATION
This Agreement may not be changed or modified in any way after it has been signed except in writing signed by or on behalf of the parties.
19.    SURVIVAL OF OBLIGATIONS
The obligations of the Consultant under clauses 7, 8 and 9 will continue to apply after the termination of this Agreement (whether terminated lawfully or not). Each of those obligations is enforceable independently of each of the others and its validity will not be affected if any of the others is unenforceable to any extent.
20.    GOVERNING LAW
This Agreement is governed by, takes effect and will be construed in accordance with the laws of Singapore, and the parties irrevocably and unconditionally submit to the exclusive jurisdiction of the courts of Singapore.
21.    COUNTERPARTS
This Agreement may be executed in counterparts.

22.    THIRD PARTY RIGHTS
A person who is not a UL Group Company or a Party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act (Cap. 53B) to enforce this Agreement or any term of this Agreement provided that nothing in this clause 22 shall affect the rights, if any, of a Party to enforce this Agreement.

SCHEDULE

Commencement Date:	7 July 2022 or, if later, the date on which Consultant executes a reaffirmation letter in the form included as Annex to the Deed

Term:
From the Commencement Date to the date one day before the anniversary of the Commencement Date, unless earlier terminated by a Party to the extent permitted by clause 10
The Parties may review and discuss any extension to the Term. An extension will be effective only upon the documentation thereof in writing and signature thereto by both Parties.

Services:
a) advise on and facilitate on matters pertaining to the transition of roles on various UL entities, including without limitation those designated in Annex A:
b) provide advice and support with respect to the UL Group’s Asia strategy and transition critical customer relationships to designated employees and employee teams within the UL Group;
c) effect the transition and appointment of alternate Directors and Representative Officers and signing authorities for required UL Group Companies at the direction of the UL Inc. Chief Legal Officer (or designee);
d) support the re-negotiation of the joint venture agreement for UL-CCIC, as reasonably directed by the Chief Executive Officer of UL Inc. or a delegate thereof; and,

Fee:
e) perform such other services agreed to by the parties in writing.
Total gross amount of SGD 711,100, to be paid in equal monthly installments over the course of 12 months, less all applicable deductions (if any)

SIGNED FOR AND ON BEHALF of UL SINGAPORE by its duly authorised) representatives:	) ) ) )

/s/ Ryan D. Robinson
Ryan D. Robinson, Executive Vice President & Chief Financial Officer

CONSULTANT:	)
)
/s/ Mr. Sajeev Jesudas
Mr. Sajeev Jesudas

ANNEX A - ROLES ABOUT WHICH THE CONSULTANT SHALL PROVIDE TRANSITION GUIDANCE

Entity Name	Title	Title Role
Collis Holding B.V.	Director	Director
Consumer Testing Laboratories (Bangladesh) Limited, Inc.	Director	Director
Consumer Testing Laboratories (Bangladesh) Limited, Inc.	Chief Executive Officer	President
Consumer Testing Laboratories (Far East) Ltd.	Director	Legal Representative
Consumer Testing Laboratories (Shenzhen) Co., Ltd.	Executive Director	Executive Director
CR EDIT 360 GLOBAL LIMITED	Director	Director
CR EDIT 360 LTD	Director	Director
DOKIMI GROUP LTD	Director	Director
Futuremark Oy	Director	Director
ICQ (MED) S.a.r.l.	Director	Director
lstituto Certificazione Qualita S.r.l.	Chairman	Director
MD Registration Support Ltd.	Managing Director	Director
Nuovo lstituto Italiano Sicurezza Giocattoli S.r.l.	Chairman	Director
Pangolin Properties Ltd	Director	Director
PT. UL International Indonesia	Director	Director
STR (BD) Pvt. Ltd. (Bangladesh)	Director	Director
UL (China) Holding Company Limited	Director	Director
UL Changzhou Quality Technology Services Co., Ltd.	Board member	Board member
UL de Colombia S.A.S.	Director	Director
UL de México, S.A. de C.V.	Chairman	Chairman
UL GmbH	Director	Director
UL GmbH	Director	Director
UL GmbH Korea Branch	Director	Director
UL GmbH Spolka Z.o.o. Oddzial W Polsce	Management Board Member	Board member
UL GmbH UK Branch	Director	Director
UL GmbH Zweigniederlassung Deutschland	Director	Director
UL GmbH-Taiwan Branch	Director	Director
UL Inc.	Executive Vice President & Chief Commercial Officer	Officer
UL India Private Limited	Director	Director
UL International (France) SA	Director	Director
UL International (Netherlands) B.V.	Director	Director
UL International (Sweden) AB	Director	Director
UL International (UK) Limited	Director	Director
UL International Australia Pty Ltd	Director	Director
UL International Demko A/S	Chairman	Chairman
UL International Germany GmbH	Managing Director	Director
UL International GmbH	Managing Director	Managing Director
UL International GmbH (France Branch)	Managing Director	Director
UL International Italia S.r.l.	Director	Director
UL International Limited (Hong Kong)	Director	Director
UL International New Zealand Limited	Director	Director
UL International Polska Sp. z o.o.	President of the Management Board	Director
UL International Services B.V.	Director	Director
UL International Singapore - Private Limited	Director	Director
UL International, L.L.C.	Vice President	Officer
UL Ireland Operations Limited	Director	Director
UL Japan, Inc.	Director	Director
UL Korea, Ltd.	Representative Director	Director

UL LLC	Executive Vice President & Chief Commercial Officer	Officer
UL Morocco LLC	Manager	Manager
UL Responsible Sourcing Mexico SA de CV	President	President
UL Rus LLC	Director	Director
UL S.à r.l.	Member B	Member B
UL Services (Malaysia) Sdn.Bhd.	Director	Director
UL Standard and Technology Services Company Limited	Director	Director
UL Telford UK Ltd	Director	Director
UL Transaction Security Pty. Ltd.	Director	Director
UL TS B.V.	Director	Director
UL Verification Services (Guangzhou) Co. Ltd. Dongguan Songshan Lake Branch	Legal Representative	Legal Representative
UL Verification Services (Guangzhou) Co., Ltd.	Legal Representative	Officer
UL Verification Services (Guangzhou) Co., Ltd.	Executive Director	Officer
UL Verification Services Inc.	President	Officer
UL Verification Services Inc.	Director	Director
UL Verification Services Philippines PLC	Director	Director
UL Verification Services Private Limited	Director	Director
UL VS (Vietnam) Co. Ltd.	Legal Representative	General Director
UL VS Bangladesh Ltd.	Director	Director
UL VS Hong Kong Limited	Director	Director
UL VS Laboratuar Hizmetleri Anonim Sirketi	Director	Director
UL VS Ltd.	Director	Director
UL VS Shanghai Ltd.	Director	Director
UL VS South Africa Proprietary Limited	Director	Director
UL VS Taiwan Ltd.	Director	Chairman
UL-CCIC Company Limited	Chairman	Officer
Underwriters Laboratories B.V.	Director	Director A
Underwriters Laboratories Holdings B.V.	Director	Director A
Underwriters Laboratories Taiwan Co., Ltd.	Director	Representative